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                                EXHIBIT 5
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                                       December 30, 1994


IMRS Inc.
777 Long Ridge Road
Stamford, CT  06902

        Re: Registration Statement on Form S-8 Relating to
            the IMRS Inc. 1991 Stock Plan (the "Plan")
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Ladies and Gentlemen:

   Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by IMRS Inc., a Delaware corporation (the "Company"), on December 30, 1994 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 500,000 shares of Common Stock, $.01 par value, of the Company (the "Shares").

   In rendering this opinion, we have examined original executed copies of the Registration Statement and a copy of the Plan. We have reviewed the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, both as amended, and the records of the Board of Directors and stockholder proceedings of the Company. We have examined such other certificates, documents, public records and materials (and have made such inquiry of officers and employees of the Company) as we have deemed necessary in connection with this opinion. As to matters of fact, we have relied, without making independent verification, on certificates of officers of the Company.

   We are members only of the Bar of the Commonwealth of Massachusetts and are not expert in, and express no opinion regarding, the laws of any jurisdictions other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the United States of America.

   Based upon and subject to the foregoing, we are of the opinion that:

   (1) the Shares issued or proposed to be issued by the Company pursuant to the Plan will be, upon receipt of the consideration provided for in the Plan, legally issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plan.

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IMRS Inc.
December 30, 1994
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   (2)  no action of any governmental authority is necessary for the issuance and sale of the Shares by the Company except that the above Registration Statement shall have become effective and such action as may be necessary under the securities laws of the several states shall have been taken.

   We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                            Very truly yours,


                            /S/ TESTA, HURWITZ & THIBEAULT

                            TESTA, HURWITZ & THIBEAULT